UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 7, 2008

VIROPHARMA INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-021699	23-2789550
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

397 EAGLEVIEW BOULEVARD, EXTON, PENNSYLVANIA	19341
(Address of Principal Executive Offices)	(Zip Code)

(610) 458-7300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01	Entry into a Material Definitive Agreement.

On April 7, 2008, upon recommendation of the Compensation Committee, the Board of Directors (the “Board”) of ViroPharma Incorporated (the “Company”), approved and adopted an amendment to the Company’s Board Compensation Policy. Specifically, the Board established an annual retainer of $30,000 for a non-employee Chairman of the Board. A copy of the Board Compensation Policy, as amended, has been filed as an exhibit to this Report on Form 8-K, attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 5.05	Amendment to Code of Ethics

Also on April 7, 2008, the Board approved and adopted an amendment to the Company’s Code of Business Conduct and Ethics. The amendments to the Code of Business Conduct and Ethics reflect the expansion of the Company’s business outside of the United States and increased commercial activities. A copy of the Code of Business Conduct and Ethics, as amended, has been filed as an exhibit to this Report on Form 8-K, attached hereto as Exhibit 14.1, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are attached to this Form 8-K:

(d)	Exhibit No.	Description

	10.1	Board Compensation Policy

	14.1	Code of Business Conduct and Ethics

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIROPHARMA INCORPORATED

Date: April 11, 2008	By:	/s/ J. Peter Wolf
J. Peter Wolf
Vice President, General Counsel and Secretary

Index of Exhibits

Exhibit Number	Description

10.1	Board Compensation Policy

14.1	Code of Business Conduct and Ethics